Exhibit 10.9


                     [Goldman, Sachs & Co. Letterhead]


 April 20, 1999


 Mr. Keith C. Hartman
 Associated Investments, Inc.
 200 Gateway Towers
 Pittsburgh, PA  15222

 Dear Keith:

 As per your request, the following are certain terms that we have agreed to regarding certain borrowings by Associated Investments, Inc., subject in all events to the terms of our standard margin agreement:

 AT&T Corp. (53 11/16) and AT&T Corp. Liberty Media Group Class A (58 5/16) will be acceptable collateral to secure margin loans. Potentially, AT&T Liberty Media Group Class B shares (59 1/8) can be used as collateral.

   o  The account may borrow up to $200,000,000.

   o  A house call will result if the equity in the account falls below 35%.

   o A rate of Fed Funds +70 bps will initially be charged on the debit balance. We will use our best efforts to give you adequate notice of any proposed rate changes.

   o  Fed Funds for each day will be calculated as the sum of the following:
      50% of the 09:00AM Fed Funds Rate
      25% of the 10:30AM Fed Funds Rate
      25% of the 12:00PM Fed Funds Rate

 Please call me if you have any questions.

 Sincerely,

 /s/ Marty

 Martin A. Packouz